Exhibit 23.2  Consent of Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Post-Effective Amendment No. 2 to Form SB-2 on Form S-1 of Affordable Green Homes International, of my report dated June 30, 2008 on the financial statements of Affordable Green Homes International as of March 31, 2008, for the year then ended, and for the period from October 6, 2006 (inception) through March 31, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/  Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 8, 2008